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                                                                     EXHIBIT 8.1

                 [MCGUIRE WOODS BATTLE & BOOTHE LLP LETTERHEAD]



                                November 12, 1997



First North American National Bank
1800 Parkway Place
Marietta, Georgia  30067

                         FNANB Credit Card Master Trust
             Floating Rate Asset Backed Certificates, Series 1997-2
                       Registration Statement on Form S-3


Ladies and Gentlemen:

                  We have acted as special tax counsel to First North American National Bank, a national banking association ("FNANB"), in connection with the filing by FNANB, on behalf of the FNANB Credit Card Master Trust (the "Trust"), with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") registering $738,000,000 aggregate principal amount of Floating Rate Asset Backed Certificates, Series 1997-2, representing undivided interests in certain assets of the Trust (the "Certificates"). The Certificates will be issued pursuant to the Master Pooling and Servicing Agreement dated as of October 30, 1997 (the "Pooling and Servicing Agreement") between FNANB and First Union National Bank, as Trustee (the "Trustee"), filed as Exhibit 4.1 to the Registration Statement, and the Series 1997-2 Supplement to the Pooling and Servicing Agreement between FNANB and the Trustee, the form of which has been filed as Exhibit 4.2 to the Registration Statement.

                  We hereby confirm that the statements set forth under the heading "Certain Federal Income Tax Consequences" in the prospectus included in the Registration Statement accurately describe the material Federal income tax consequences to holders of the Certificates.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to McGuire, Woods, Battle & Boothe, L.L.P. under the heading "Legal Matters" in the prospectus included in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                        Very truly yours,